Exhibit 99

FOR IMMEDIATE RELEASE
September 24, 2015

Cintas Corporation Announces
Fiscal 2016 First Quarter Results

Organic Revenue Up 6.8% and Operating Income Increased 13.5%

CINCINNATI, September 24, 2015 -- Cintas Corporation (Nasdaq: CTAS) today reported results for its first quarter of fiscal year 2016 ended August 31, 2015.

Revenue for the first quarter was $1.20 billion, an increase of 8.8% over the prior year period. Organic growth, which adjusts for the impacts of acquisitions, workday differences and foreign currency exchange rate fluctuations, was 6.8%.

Operating income for the first quarter of fiscal year 2016 of $185.5 million increased 13.5% from the prior year period. Operating income margin improved seventy basis points to 15.5% from 14.8% of revenue in last year’s first quarter.

Net income from continuing operations for the first quarter of fiscal year 2016 was $106.2 million compared to $105.9 million in the prior year period, and earnings per diluted share (EPS) from continuing operations for the first quarter of fiscal year 2016 were $0.93 compared to $0.89 for the first quarter of last year. First quarter of fiscal year 2015 net income and EPS from continuing operations were positively impacted by a gain from the sale of stock in an equity method investment. Excluding this benefit to net income of $13.6 million or EPS of $0.11, first quarter of fiscal 2016 net income and EPS from continuing operations increased 15.1% and 19.2%, respectively, compared to the prior year period. Net income from continuing operations as a percent of revenue improved fifty basis points to 8.9% from 8.4% of revenue in last fiscal year’s first quarter, excluding the prior year period gain.

Scott D. Farmer, Chief Executive Officer, stated, “We are pleased to report a good start to our fiscal year 2016. We continue to focus on both adding new customers and providing existing customers with additional products and services. Our revenue and earnings growth is the result of the consistently strong performance of our employees, whom we call partners.”

During August and into September through the close of business yesterday, Cintas purchased 2.9 million shares of common stock. This share buyback had no impact on first quarter EPS but is expected to benefit full fiscal year EPS by $0.05. Since the beginning of fiscal year 2016, about 4.5 million shares of common stock have been purchased at an aggregate cost of $381.2 million. As of September 23, 2015, Cintas had $381.8 million available under the current Board of Directors stock purchase authorization.

FISCAL YEAR 2016 GUIDANCE

Mr. Farmer concluded, “As a result of our first quarter results and the recent acquisition of Zee Medical, we are updating our annual guidance. We expect fiscal 2016 revenue to be in the range of $4.80 billion to $4.88 billion and fiscal 2016 EPS from continuing operations to be in the range of $3.79 to $3.88. This guidance does not include any EPS impact from the announced agreement to sell our investment in Shred-it, which has not yet closed. This guidance does not include any potential deterioration in the U.S. economy or additional share buybacks.”

The table below provides a comparison of fiscal 2015 revenue to our fiscal 2016 revenue guidance.

Revenue Guidance (dollar amounts in millions)	Fiscal 2015	Fiscal 2016 Low End of Range	Growth vs. Fiscal 2015	Fiscal 2016 High End of Range	Growth vs. Fiscal 2015

Revenue	$4,476.9	$4,800.0	7.2%	$4,880.0	9.0%

The table below provides a comparison of fiscal 2015 adjusted EPS to our fiscal 2016 EPS guidance. We present fiscal 2015 EPS as adjusted because we believe it is more representative of the ongoing performance of Cintas.

EPS Guidance	Fiscal 2015	Fiscal 2016 Low End of Range	Growth vs. Fiscal 2015	Fiscal 2016 High End of Range	Growth vs. Fiscal 2015

EPS, excluding below items	$3.35	$3.79	13.1%	$3.88	15.8%
Impact of Shred-it Partnership	(0.05)
Impact of sale of stock in equity investment	0.11
Impact of Shred-it Transaction	0.03
Impact of discontinued operations	0.19
Total Reported Cintas EPS	$3.63

CINTAS REPORTABLE OPERATING SEGMENTS

U.S. Generally Accepted Accounting Principles require companies to evaluate their reportable operating segments when certain events occur. As a result of a recent evaluation, effective June 1, 2015, we will report the following operating segments: Uniform Rental and Facility Services, First Aid and Safety Services, and All Other. All Other primarily consists of Fire Protection Services and our Direct Sale business division. Please refer to the Supplemental Segment Data following our first quarter income statement accompanying this earnings release for more information.

About Cintas
Headquartered in Cincinnati, Cintas Corporation provides highly specialized services to businesses of all types primarily throughout North America. Cintas designs, manufactures and implements corporate identity uniform programs, and provides entrance mats, restroom supplies, first aid and safety services and fire protection services. Cintas is a publicly held company traded over the Nasdaq Global Select Market under the symbol CTAS and is a component of the Standard & Poor’s 500 Index.

CAUTION CONCERNING FORWARD-LOOKING STATEMENTS
The Private Securities Litigation Reform Act of 1995 provides a safe harbor from civil litigation for forward-looking statements. Forward-looking statements may be identified by words such as “estimates,” “anticipates,” “predicts,” “projects,” “plans,” “expects,” “intends,” “target,” “forecast,” “believes,” “seeks,” “could,” “should,” “may” and “will” or the negative versions thereof and similar words, terms and expressions and by the context in which they are used. Such statements are based upon current expectations of Cintas and speak only as of the date made. You should not place undue reliance on any forward-looking statement. We cannot guarantee that any forward-looking statement will be realized. These statements are subject to various risks, uncertainties, potentially inaccurate assumptions and other factors that could cause actual results to differ from those set forth in or implied by this Press Release. Factors that might cause such a difference include, but are not limited to, the successful completion of the sale of Cintas’ investment in the Shred-it Partnership within the expected timeframe or at all; our ability to promptly and effectively integrate ZEE Medical; our ability to realize any synergies from the acquisition of ZEE Medical, the possibility of greater than anticipated operating costs including energy and fuel costs; lower sales volumes; loss of customers due to outsourcing trends; the performance and costs of integration of acquisitions; fluctuations in costs of materials and labor including increased medical costs; costs and possible effects of union organizing activities; failure to comply with government regulations concerning employment discrimination, employee pay and benefits and employee health and safety; the effect on operations of exchange rate fluctuations, tariffs and other political, economic and regulatory risks; uncertainties regarding any existing or newly-discovered expenses and liabilities related to environmental compliance and remediation; the cost, results and ongoing assessment of internal controls for financial reporting required by the Sarbanes-Oxley Act of 2002; disruptions caused by the inaccessibility of computer systems data, including cybersecurity risks; the initiation or outcome of litigation, investigations or other proceedings; higher assumed sourcing or distribution costs of products; the disruption of operations from catastrophic or extraordinary events; the amount and timing of repurchases of our common stock, if any; changes in federal and state tax and labor laws; the reactions of competitors in terms of price and service; the ultimate impact of the Affordable Care Act; and the finalization of our financial statements for the quarter ended August 31, 2015. Cintas undertakes no obligation to publicly release any revisions to any forward-looking statements or to otherwise update any forward-looking statements whether as a result of new information or to reflect events, circumstances or any other unanticipated developments arising after the date on which such statements are made. A further list and description of risks, uncertainties and other matters can be found in our Annual Report on Form 10-K for the year ended May 31, 2015 and in our reports on Forms 10-Q and 8-K. The risks and uncertainties described herein are not the only ones we may face. Additional risks and uncertainties presently not known to us or that we currently believe to be immaterial may also harm our business.

For additional information contact:
J. Michael Hansen, Vice President-Finance and Chief Financial Officer - 513-701-2079
Paul F. Adler, Vice President and Treasurer - 513-573-4195

 Cintas Corporation
Consolidated Condensed Statements of Income
(Unaudited)
(In thousands except per share data)

	Three Months Ended
	August 31, 2015	August 31, 2014	% Change
Revenue:
Uniform rental and facility services	$938,408	$873,698	7.4%
Other	260,482	228,379	14.1%
Total revenue	1,198,890	1,102,077	8.8%

Costs and expenses:
Cost of uniform rental and facility services	518,503	490,675	5.7%
Cost of other	156,243	133,456	17.1%
Selling and administrative expenses	338,637	314,458	7.7%

Operating income	185,507	163,488	13.5%

Gain on sale of stock of an equity method investment	—	21,739	(100.0)%

Interest income	(119)	(53)	124.5%
Interest expense	16,412	16,583	(1.0)%

Income before income taxes	169,214	168,697	0.3%
Income taxes	63,016	62,792	0.4%
Income from continuing operations	106,198	105,905	0.3%
(Loss) income from discontinued operations, net of tax	(6,017)	4,203	243.2%
Net income	$100,181	$110,108	(9.0)%

Basic earnings (loss) per share:
Continuing operations	$0.94	$0.90	4.4%
Discontinued operations	(0.05)	0.04	225.0%
Basic earnings per share	$0.89	$0.94	(5.3)%

Diluted earnings (loss) per share:
Continuing operations	$0.93	$0.89	4.5%
Discontinued operations	(0.05)	0.04	225.0%
Diluted earnings per share	$0.88	$0.93	(5.4)%

Weighted average number of shares outstanding	110,597	116,659
Diluted average number of shares outstanding	112,229	118,030

CINTAS CORPORATION SUPPLEMENTAL DATA

	Three Months Ended
	August 31, 2015	August 31, 2014
Uniform rental and facility services gross margin	44.7%	43.8%
Other gross margin	40.0%	41.6%
Total gross margin	43.7%	43.4%
Net margin, continuing operations	8.9%	9.6%

Computation of Diluted Earnings Per Share from Continuing Operations

	Three Months Ended
	August 31, 2015	August 31, 2014
Income from continuing operations	$106,198	$105,905
Less: income from continuing operations allocated to participating securities	1,742	591
Income from continuing operations available to common shareholders	$104,456	$105,314

Basic weighted average common shares outstanding	110,597	116,659
Effect of dilutive securities - employee stock options	1,632	1,371
Diluted weighted average common shares outstanding	112,229	118,030

Diluted earnings per share from continuing operations	$0.93	$0.89

Reconciliation of Non-GAAP Financial Measures and Regulation G Disclosure

The press release contains non-GAAP financial measures within the meaning of Regulation G promulgated by the Securities and Exchange Commission. To supplement its consolidated financial statements presented in accordance with U.S. generally accepted accounting principles (GAAP), the Company provides additional non-GAAP financial measures of revenue and related growth, gross margin, operating income, net income, earnings per diluted share, and cash flow. The Company believes that these non-GAAP financial measures are appropriate to enhance understanding of its past performance as well as prospects for future performance. Reconciliations of the differences between these non-GAAP financial measures with the most directly comparable financial measures calculated in accordance with GAAP are shown in the tables within the narrative of the press release or below.

Computation of Workday Adjusted Revenue Growth

	Three Months Ended
	August 31, 2015	August 31, 2014	Growth %
	A	B	G
Revenue	$1,198,890	$1,102,077	8.8%
			G=(A-B)/B
	C	D
Workdays in the period	66	65

	E	F	H
Revenue adjusted for workday difference	$1,180,725	$1,102,077	7.1%
			H=(E-F)/F
	E=(A/C)*D	F=(B/D)*D
Management believes that workday adjusted revenue growth is valuable to investors because it reflects the revenue performance compared to a prior period with the same number of revenue generating days.

Computation of Free Cash Flow

	Three Months Ended
	August 31, 2015	August 31, 2014
Net cash provided by operations	$143,083	$148,201
Capital expenditures	(62,631)	(68,050)
Free cash flow	$80,452	$80,151
Management uses free cash flow to assess the financial performance of the Company. Management believes that free cash flow is useful to investors because it relates the operating cash flow of the Company to the capital that is spent to continue, improve and grow business operations.

Results from Continuing Operations as Reported and as Adjusted
The tables below present summary results for the first quarter of fiscal years 2016 and 2015, as reported and as adjusted. The adjustments between results as reported and as adjusted are explained below. We present net income from continuing operations and EPS from continuing operations, as adjusted, because we believe they are more representative of the ongoing performance of Cintas.

For the three months ended August 31, 2015	As Reported (see Note 1)	Adjustments	As Adjusted	Increase

Net income, continuing operations	$106,198	$—	$106,198	15.1%
Net income margin, continuing operations	8.9%		8.9%

Diluted earnings per share, continuing operations	$0.93	$—	$0.93	19.2%

For the three months ended August 31, 2014	As Reported (see Note 1)	Adjustments (see Note 2)	As Adjusted

Net income, continuing operations	$105,905	$13,630	$92,275
Net income margin, continuing operations	9.6%		8.4%

Diluted earnings per share, continuing operations	$0.89	$0.11	$0.78
Note 1 - The "As Reported" figures for both fiscal 2016 and 2015 reflect the change in classification of the Document Storage and Imaging business and the investment in the Shred-it Partnership to discontinued operations within the Consolidated Condensed Statements of Income.

Note 2 - During the fiscal 2015 first quarter, Cintas recognized a gain on the sale of stock in an equity method investment in the net amount of $13.6 million, equal to EPS of $0.11.

SUPPLEMENTAL SEGMENT DATA
The results below reflect the segments effective June 1, 2015 as previously described. All prior fiscal year results presented below have been restated to reflect these new segments.

	Uniform Rental and Facility Services	First Aid and Safety Services	All Other	Corporate(1)	Total

As of and for the three months ended August 31, 2015
Revenue	$938,408	$99,488	$160,994	$—	$1,198,890
Gross margin	$419,905	$42,111	$62,128	$—	$524,144
Selling and administrative expenses	$254,524	$33,519	$50,594	$—	$338,637
Interest income	$—	$—	$—	$(119)	$(119)
Interest expense	$—	$—	$—	$16,412	$16,412
Income (loss) before income taxes	$165,381	$8,592	$11,534	$(16,293)	$169,214
Assets	$2,870,622	$398,237	$342,712	$511,378	$4,122,949

As of and for the three months ended August 31, 2014
Revenue	$873,698	$79,924	$148,455	$—	$1,102,077
Gross margin	$383,023	$36,655	$58,268	$—	$477,946
Selling and administrative expenses	$238,207	$27,508	$48,743	$—	$314,458
Gain on sale of stock of an equity method investment	$—	$—	$—	$21,739	$21,739
Interest income	$—	$—	$—	$(53)	$(53)
Interest expense	$—	$—	$—	$16,583	$16,583
Income before income taxes	$144,816	$9,147	$9,525	$5,209	$168,697
Assets	$2,861,790	$260,580	$354,260	$1,079,640	$4,556,270

As of and for the three months ended November 30, 2014
Revenue	$891,475	$82,271	$149,633	$—	$1,123,379
Gross margin	$385,652	$38,396	$57,376	$—	$481,424
Selling and administrative expenses	$226,085	$26,619	$47,137	$—	$299,841
Interest income	$—	$—	$—	$(19)	$(19)
Interest expense	$—	$—	$—	$15,929	$15,929
Income (loss) before income taxes	$159,567	$11,777	$10,239	$(15,910)	$165,673
Assets	$2,907,484	$263,996	$336,604	$1,189,487	$4,697,571

As of and for the three months ended February 28, 2015
Revenue	$883,401	$79,471	$145,975	$—	$1,108,847
Gross margin	$382,128	$37,584	$55,595	$—	$475,307
Selling and administrative expenses	$229,963	$26,286	$45,441	$—	$301,690
Interest income	$—	$—	$—	$(96)	$(96)
Interest expense	$—	$—	$—	$16,254	$16,254
Income (loss) before income taxes	$152,165	$11,298	$10,154	$(16,158)	$157,459
Assets	$2,908,813	$264,357	$340,705	$752,471	$4,266,346

As of and for the three months ended May 31, 2015
Revenue	$891,269	$84,927	$166,387	$—	$1,142,583
Gross margin	$381,408	$39,704	$65,548	$—	$486,660
Selling and administrative expenses	$231,921	$26,813	$50,207	$—	$308,941
Interest income	$—	$—	$—	$(171)	$(171)
Interest expense	$—	$—	$—	$16,395	$16,395
Income (loss) before income taxes	$149,487	$12,891	$15,341	$(16,224)	$161,495
Assets	$2,845,326	$255,202	$345,201	$746,731	$4,192,460
(1) Corporate Assets include cash, marketable securities and the investment in the Shred-it Partnership in all periods. Corporate assets as of August 31, 2014 include the assets of Storage, which was classified as discontinued operations as of August 31, 2014 and the related assets were classified as held for sale.

Cintas Corporation
Consolidated Balance Sheets
(In thousands except share data)

	August 31, 2015	May 31, 2015
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$146,860	$417,073
Marketable securities	53,354	16,081
Accounts receivable, net	531,127	496,130
Inventories, net	240,046	226,211
Uniforms and other rental items in service	537,120	534,005
Income taxes, current	—	936
Assets held for sale	194,275	21,341
Prepaid expenses and other current assets	31,170	24,030
Total current assets	1,733,952	1,735,807

Property and equipment, at cost, net	896,786	871,421

Investments	123,494	329,692
Goodwill	1,272,503	1,195,612
Service contracts, net	75,306	42,434
Other assets, net	20,908	17,494
	$4,122,949	$4,192,460

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$131,956	$109,607
Accrued compensation and related liabilities	53,018	88,423
Accrued liabilities	294,845	309,935
Income taxes, current	47,640	—
Deferred tax liability	103,410	112,389
Liabilities held for sale	78,457	704
Long-term debt due within one year	250,000	—
Total current liabilities	959,326	621,058

Long-term liabilities:
Long-term debt due after one year	1,050,000	1,300,000
Deferred income taxes	148,793	226,938
Accrued liabilities	116,161	112,009
Total long-term liabilities	1,314,954	1,638,947

Shareholders’ equity:
Preferred stock, no par value: 100,000 shares authorized, none outstanding	—	—
Common stock, no par value: 425,000,000 shares authorized FY16: 179,023,676 issued and 110,021,667 outstanding FY15: 178,117,334 issued and 111,702,949 outstanding	387,314	329,248
Paid-in capital	148,275	157,183
Retained earnings	4,327,807	4,227,620
Treasury stock: FY16: 69,002,009 shares FY15: 66,414,385 shares	(2,994,723)	(2,773,125)
Accumulated other comprehensive loss	(20,004)	(8,471)
Total shareholders’ equity	1,848,669	1,932,455

	$4,122,949	$4,192,460

Cintas Corporation
Consolidated Condensed Statements of Cash Flows
(Unaudited)
(In thousands)

	Three Months Ended
	August 31, 2015	August 31, 2014
Cash flows from operating activities:
Net income	$100,181	$110,108

Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	36,165	35,448
Amortization of intangible assets	3,603	4,206
Stock-based compensation	23,917	12,280
Gain on sale of Storage Assets	(4,843)	—
Loss on investment in Shred-it Partnership	14,516	—
Gain on deconsolidation of Shredding	—	(6,619)
Gain on sale of stock of an equity method investment	—	(21,739)
Deferred income taxes	5,632	2,108
Change in current assets and liabilities, net of acquisitions of businesses:
Accounts receivable, net	(19,255)	8,222
Inventories, net	(8,109)	1,377
Uniforms and other rental items in service	(4,939)	(7,112)
Prepaid expenses and other current assets	(6,024)	(5,884)
Accounts payable	15,531	(1,325)
Accrued compensation and related liabilities	(35,579)	(41,262)
Accrued liabilities and other	(26,253)	10,384
Income taxes, current	48,540	48,009
Net cash provided by operating activities	143,083	148,201

Cash flows from investing activities:
Capital expenditures	(62,631)	(68,050)
Proceeds from redemption of marketable securities	152,907	—
Purchase of marketable securities and investments	(196,020)	(6,981)
Proceeds from sale of Storage Assets	24,395	—
Proceeds from Shredding Transaction, net of cash contributed	—	3,344
Proceeds from sale of stock of an equity method investment	—	29,933
Dividends received on equity method investment	—	5,247
Acquisitions of businesses, net of cash acquired	(121,434)	(2,328)
Other, net	921	16
Net cash used in investing activities	(201,862)	(38,819)

Cash flows from financing activities:
Repayment of debt	(16)	(180)
Proceeds from exercise of stock-based compensation awards	11,844	13,623
Repurchase of common stock	(221,598)	(61,439)
Other, net	51	6,798
Net cash used in financing activities	(209,719)	(41,198)

Effect of exchange rate changes on cash and cash equivalents	(1,715)	(19)

Net (decrease) increase in cash and cash equivalents	(270,213)	68,165
Cash and cash equivalents at beginning of period	417,073	513,288
Cash and cash equivalents at end of period	$146,860	$581,453